UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2012

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 12, 2012, in connection with the proposed initial public offering (the “IPO”) of shares of Class A common stock of The WhiteWave Foods Company (“WhiteWave”), a wholly-owned subsidiary of Dean Foods Company (“Dean Foods”), the Compensation Committee of the Board of Directors of Dean Foods (the “DF Compensation Committee”) and, subsequently, the independent directors of WhiteWave (the “WhiteWave Independent Directors”) approved various compensation matters with respect to the executive officers of WhiteWave, including the compensation matters described below with respect to each of Gregg L. Engles, Chief Executive Officer and Chairman of the Board of Directors of Dean Foods, and Chief Executive Officer and Chairman of the Board of Directors of WhiteWave, and Blaine E. McPeak, President, WhiteWave. As previously reported by Dean Foods, effective upon completion of the IPO, Mr. Engles will resign as the Chief Executive Officer of Dean Foods and will remain Chairman of the Board of Directors of Dean Foods and Chief Executive Officer and Chairman of the Board of Directors of WhiteWave, and Mr. McPeak will remain President, WhiteWave and will cease to be an executive officer of Dean Foods.

Approval of Base Salary, Short-Term Incentive Compensation Target Levels and Initial Long-Term Incentive Compensation Target Levels

On September 12, 2012, the DF Compensation Committee and, subsequently, the WhiteWave Independent Directors approved, effective upon completion of the IPO, the base salary, the short-term incentive compensation (“STI”) target level (as a percentage of base salary) and the value of the initial long-term incentive compensation (“LTI”) target level for each of Messrs. Engles and McPeak, as set forth in the table below:

	Base Salary	STI Target Level	Initial LTI Target Level
Gregg L. Engles	$1,120,000	150%	$4,200,000
Blaine E. McPeak	$650,000	90%	$1,250,000

Approval of IPO Grants and Forms of Awards under WhiteWave’s 2012 Stock Incentive Plan

In addition, on September 12, 2012, the DF Compensation Committee and, subsequently, the WhiteWave Independent Directors approved the value of the grants of WhiteWave stock options and WhiteWave restricted stock units (“RSUs”) to be granted to each of Messrs. Engles and McPeak in connection with the IPO (“IPO Grants”), as set forth in the table below:

IPO Grant Value
Gregg L. Engles	$8,400,000
Blaine E. McPeak	$2,500,000

The DF Compensation Committee and, subsequently, the WhiteWave Independent Directors determined that these IPO Grants will consist of 50% WhiteWave stock options and 50% WhiteWave RSUs to be issued pursuant to WhiteWave’s 2012 Stock Incentive Plan and pursuant to forms of award agreements approved by the DF Compensation Committee on September 12, 2012 and, subsequently, by the WhiteWave Independent Directors. Under the forms of award agreement, each IPO Grant will vest pro rata on each of the first, second, and third anniversaries of the initial date of grant, and vest in their entirety upon a change in control of WhiteWave or (if prior to a spin-off of WhiteWave common stock by Dean Foods to its stockholders) of Dean Foods. Dean Foods expects (and WhiteWave has informed Dean Foods) that, following any such spin-off, new change in control agreements will be entered into between WhiteWave and certain of its executive officers, including Messrs. Engles and McPeak, that will similarly provide for vesting in their entirety of equity awards, including the IPO Grants, upon a change in control of WhiteWave. The exercise price of the stock options granted pursuant to the IPO Grants will be the initial public offering price of the IPO. The IPO Grants will become effective as of, and are conditioned upon, the determination of the initial public offering price of the IPO. The number of WhiteWave stock options and WhiteWave RSUs issuable to each of Messrs. Engles and McPeak pursuant to the IPO Grants will be determined by reference to the mid-point of the price range to be set forth on the cover page of the preliminary prospectus relating to the IPO.

Statement On The WhiteWave Foods Company Registration Statement

A registration statement relating to securities of WhiteWave has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2012	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel